UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, the Board of Directors (the “Board”) of Impax Laboratories, Inc. (the “Company”), upon the recommendation of the Nominating Committee of the Board, appointed G. Frederick Wilkinson, the Company’s President and Chief Executive Officer, as a director of the Company, effective immediately. The Board expanded its size from eight to nine members and appointed Mr. Wilkinson to fill the newly created seat. Mr. Wilkinson will serve on the Board until the 2015 Annual Meeting of Stockholders, or until his successor is duly elected and qualified or until his earlier death, resignation or removal.

Mr. Wilkinson, age 57, has served as the Company’s President and Chief Executive Officer since April 2014 and previously served as president of Actavis Specialty Brands, of Actavis plc (“Actavis”), a publicly traded global specialty pharmaceutical company from October 2009 to April 2014. Prior to joining Actavis, Mr. Wilkinson served as President and Chief Operating Officer from 2006 to February 2009 at Duramed Pharmaceuticals, Inc., a formerly Nasdaq listed pharmaceutical company subsequently acquired by Teva Pharmaceutical Industries Ltd., and as President and Chief Executive Officer at Columbia Laboratories, Inc., a Nasdaq listed proprietary drug development company, from 2001 to 2006. Mr. Wilkinson also previously served as a member of the board of directors at Columbia from May 2010 to March 2014. Mr. Wilkinson also served in various Senior Vice President positions and as Chief Operating Officer at Watson Pharmaceuticals, Inc. (now Actavis) from 1996 to 2001. Prior to such time, Mr. Wilkinson spent 16 years in various senior management positions of increasing responsibility at Sandoz Pharmaceutical Corporation (now the generic pharmaceuticals division of Novartis AG).

As an employee of the Company, Mr. Wilkinson will not receive any compensation for his service as a director of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective May 14, 2014, the Board amended and restated the bylaws of the Company (the “Bylaws” and, as amended and restated, the “Amended and Restated Bylaws”). The Amended and Restated Bylaws amend Article III, Section 14 of the Bylaws to increase the maximum number of directors authorized to serve on the Board from eight to nine. As amended, this section provides that the authorized number of directors shall be no less than one nor more than nine.

The foregoing summary of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders on May 13, 2014. The final results of the voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1: Election of Directors

Each of the following eight nominees for director was elected to serve a term of one year and until his or her successor has been elected and qualified.

Nominee	Votes For	Withheld Authority	Broker Non-Votes
Leslie Z. Benet, Ph.D.	37,514,463	17,082,249	6,415,023
Robert L. Burr	37,523,565	17,073,147	6,415,023
Allen Chao, Ph.D.	42,601,390	11,995,322	6,415,023
Nigel Ten Fleming, Ph.D.	27,054,222	27,542,490	6,415,023
Larry Hsu, Ph.D.	42,447,611	12,149,101	6,415,023
Michael Markbreiter	38,348,917	16,247,795	6,415,023
Mary K. Pendergast, J.D.	53,941,182	655,530	6,415,023
Peter R. Terreri	42,606,403	11,990,309	6,415,023

Proposal 2: Advisory Vote on Executive Compensation

The resolution to approve, on a non-binding advisory basis, the compensation of our named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,254,548	1,317,667	24,497	6,415,023

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,261,271	1,714,954	35,510	_

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Impax Laboratories, Inc., effective May 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2014	IMPAX LABORATORIES, INC.

	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance and Chief Financial Officer

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Impax Laboratories, Inc., effective May 14, 2014.